SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2003

Wachovia Corporation

(Exact name of registrant as specified in its charter)

North Carolina	1-10000	56-0898180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 374-6565

(Former name or former address, if changed since last report.)

Item 9.    Regulation FD Disclosure.

On March 31, 2003, Wachovia Corporation (“Wachovia”) held a conference call/webcast, during which it discussed an ongoing inquiry by the staff of the Securities and Exchange Commission regarding repurchases of Wachovia’s stock during the years 1996 through 2001. Wachovia makes the following clarification to assist investors in understanding that discussion: as Wachovia has previously disclosed in its SEC filings, Wachovia sometimes effects share repurchases through the use of forward purchase contracts entered into with a counterparty under which the counterparty buys shares in the market over time and agrees to sell an equal number of shares to Wachovia in the future. Some of the shares repurchased by Wachovia between 1996 and 2001, including after the April 2001 merger announcement, were acquired through this method, and Wachovia believes that those share purchases are within the scope of the SEC’s inquiry.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date:	April 1, 2003	By:	/s/ Robert P. Kelly
Name: Robert P. Kelly
Title: Senior Executive Vice President and Chief Financial Officer

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